Exhibit 10.3

Equity Bancshares, Inc.

Annual Executive Incentive Plan

SECTION 1-PURPOSE

The Equity Bancshares, Inc. Annual Executive Incentive Plan (the “Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of Equity Bancshares, Inc. (the “Company”) toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives.

SECTION 2-DEFINITIONS

“Bank” means the Company’s wholly-owned subsidiary, Equity Bank, a Kansas state bank.

“Board” means the Company’s Board of Directors.

“Change in Control” means the first to occur of any of the following events from and after the date of this Agreement:

(a)	Any person, entity or a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act, as amended (the “Exchange Act”)) becomes the beneficial owner, directly or indirectly of securities of the Company or the Bank representing 50% or more of: (i) the then outstanding shares of common stock of the Company or the Bank, as applicable; (ii) the combined voting power of the Company or the Bank’s then outstanding securities, as applicable; or (iii) the fair market value of all the Company or the Bank’s then outstanding securities, as applicable; provided, however, if any person, entity or group is considered to own more than 50% of (x) the then outstanding shares of common stock of the Company or the Bank, as applicable; (y) the combined voting power of the Company or the Bank’s then outstanding securities, as applicable; or (z) the fair market value of all the Company or the Bank’s then outstanding securities, as applicable, the acquisition of additional securities by the same person, entity or group shall not be deemed to be a Change in Control; or

(b)	The majority of the members of the Board is replaced during any 24-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(c)

The consummation of a merger or consolidation of the Company or the Bank with any other entity other than (i) a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the voting securities of the Company or the Bank or such surviving entity or any parent hereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company or the Bank (or similar transaction) in which no person, entity or “group” (as defined in Section 13(d)(3) of the

Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 50% or more of (i) the then outstanding shares of common stock of the Company or the Bank; (ii) the combined voting power of the Company or the Bank’s then outstanding securities; or (iii) the fair market value of all the Company or the Bank’s then outstanding securities; or

(d)	The sale or disposition of all or substantially all of the assets of the Company or the Bank, as applicable;

provided, however, that notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transaction immediately following which the holders of the common stock of the Company or the Bank immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company or the Bank immediately following such transaction or series of transactions.

For purpose of this definition, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

“Committee” means the Compensation Committee of the Board.

“Company” means Equity Bancshares, Inc.

“Participant” means each executive officer of the Company designated by the Committee to participate herein with respect to a Performance Period.

“Performance Goals” has the meaning set forth in Section 4(a).

“Performance Period” means each fiscal year or such longer period as the Committee may determine with respect to a performance award.

“Plan” means the Equity Bancshares, Inc. Annual Executive Incentive Plan, as set forth herein and as may be amended from time to time.

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

SECTION 3-ADMINISTRATION

The Plan shall be administered by the Committee, which consists of at least two non-employee directors, each of whom satisfies the requirements for an “outside director” as that term is defined under Section 162(m). The Committee shall have the sole authority and discretion to administer and interpret the Plan in good faith to satisfy the requirements for tax deductibility of payments in accordance with Section 162(m). Such authority includes selection of the performance criterion or criteria for any applicable fiscal year and any Participant. Decisions of the Committee shall be final, conclusive and binding on all parties including the Company, its stockholders and Participants and their beneficiaries.

SECTION 4-PERFORMANCE AWARDS

(a)    Performance Criteria. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee, after consultation with the Company’s Chief Executive Officer, shall establish the target performance award for each Participant and the performance objective or objectives that must be satisfied in order for a Participant to receive a performance award hereunder for such Performance Period. Any such performance objectives will be based upon the absolute or comparative achievement of one or more of the following criteria (each, a “Performance Goal”), as determined by the Committee:

i.	growth in earnings;

ii.	growth in pre-tax, pre-provision income;

iii.	overall earnings/income level;

iv.	operating income;

v.	net income (before and after taxes);

vi.	EBITDA;

vii.	earnings per share;

viii.	cash earnings per share;

ix.	growth in earnings per share;

x.	pre-tax pre-provision income;

xi.	operating loss containment;

xii.	revenue;

xiii.	growth in overall revenue;

xiv.	return measures (including, but not limited to, assets, equity, invested capital or sales);

xv.	stock price (including, but not limited to, growth measures and total stockholder return);

xvi.	operating leverage; cash flow (including, but not limited to, operating cash flow and free cash flow);

xvii.	credit quality and credit metrics including, but not limited to, net charge offs/average loans, classified assets to capital and allowance and non-performing assets/total assets;

xviii.	loan loss reserve;

xix.	reduction in non-performing assets;

xx.	reduction in criticized or classified assets;

xxi.	efficiency ratio;

xxii.	gross margins;

xxiii.	capital strength;

xxiv.	financial or credit ratings;

xxv.	assets under management (AUM) metrics including, but not limited to net AUM flows and gross AUM flows;

xxvi.	balance sheet measures, including, but not limited to loan growth and deposit growth;

xxvii.	market to book ratio;

xxviii.	risk management and regulatory compliance; and

xxix.	client service, cross sales, employee engagement and strategic management.

(b)    A Performance Goal applicable to a performance award may provide for a targeted level or levels of achievement measured on a GAAP or non-GAAP basis, as determined by the Committee. A Performance Goal also may (but is not required to) be based solely by reference to the performance of the Participant, the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals applicable to a performance award at the time of grant of the performance award. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the applicable performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the applicable performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

(c)    Maximum Awards Allowable. At the end of the Performance Period for an award, the Committee will determine the extent to which the performance objectives established for the Performance Period have been achieved and determine the payout of the performance award for each Participant. Any provision of this Plan notwithstanding, in no event shall any Participant receive a performance award hereunder in respect of any Performance Period in excess of amounts listed on the following schedule:

Participant Maximum Award

Chief Executive Officer: $4,000,000

All others: $2,000,000

(c)    Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee, at its sole discretion may reduce the amount of a performance award determined using the applicable payment schedule(s) or formula(s) for a given Participant.

(d)    Death or Disability. If a Participant dies or becomes disabled prior to the last day of the Performance Period for which a performance award is payable, such Participant may receive a performance award hereunder equal to their target award payable to such Participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or disability occurs prior to and including the date of the Participant’s death or disability and the denominator of which is the total number of days in the Performance Period, or such lesser amount as the Committee may deem appropriate.

(e)    Employment Requirement. Except as set forth in Section 4(d), the payment of any performance award shall be conditioned upon the Participant’s employment by the Company on the day the performance award is paid; provided, however, that the Committee may, in its sole discretion, make exceptions to this requirement.

(f)    Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the Performance Criteria and objective have been met for the Performance Period in which the Change of Control occurs.

(g)    Forfeiture of Performance Award. Notwithstanding anything herein to the contrary, each Participant shall, in the discretion of the Committee, reimburse the Company for the amount of any performance award received by such individual under the Plan to the extent such performance award or the value of such performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

SECTION 5-PAYMENTS

(a)    In General. Except as otherwise provided hereunder, payment of any performance award determined under Section 4 with respect to a Performance Period, shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained and the amount of any such performance award. Such payments shall be made during the two and one-half month period immediately after the end of the calendar year during which the relevant Performance Period ends, but in no event later than the December 31 of such subsequent year.

(b)    Form of Payment. The Committee shall determine whether any performance award payable under this Plan is payable in cash, or in stock, restricted stock or options.

SECTION 6-GENERAL PROVISIONS

(a)    Effective Date of the Plan. The Plan shall be effective as of the first day of the Company’s 2017 fiscal year and for each of the subsequent four fiscal years, unless terminated earlier by the Committee, provided that the Plan is approved by the affirmative vote of a majority of the votes cast at the Company’s 2017 Annual Meeting of the Stockholders.

(b)    Amendment to the Plan. The Committee may amend or otherwise modify the Plan from time to time as it deems appropriate to service the Plan’s purposes. However, the Committee shall not amend the Plan, without the appropriate approval of stockholders of the Company, if such amendment would result in payments not qualifying for deductibility under Section 162(m) as determined by the Committee in good faith.

(c)    Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

(d)    No Right to Continued Employment. Nothing in this Plan shall be construed as conferring upon any participant any right to continue in the employment of the Company.

(e)    No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company form taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

(f)    Taxes. Any amount payable to a Participant or a beneficiary under this plan shall be subject to any applicable United States federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct or withhold from such payment.

(g)    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h)    Governing Law. The validity, construction and effect of the Plan and any actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Kansas and applicable federal law.